UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

LIFE ON EARTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55464 (Commission File Number)	46-2552550 (I.R.S. Employer Identification No.)

1345 6th Ave., 2nd Floor New York, NY (Address of principal executive offices)	10105 (Zip Code)

Registrant’s telephone number, including area code: (646) 844-9897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective February 4, 2022, we entered into an arrangement with our officers and directors Fernando Oswaldo Leonzo, Robert Gunther, Mahmood Khan, and John Romagosa (collectively, the “Directors”) under which the Directors waived and released a total $2,061,676 in liabilities owing to them for accrued but unpaid compensation and reimbursable expenses. As part of the arrangement, the Directors subscribed, to both the Company’s Series C and Common shares, which have a par value of $0.001 per share, for a total of 12,503,177 shares of our common stock and a total of 1,528,166 shares of our Series C Preferred Stock. The accrued liabilities released by each Director, and the shares subscribed for at par value by each Director, are as follows:

Name	Accrued Liability Released	Common Stock	Series C Preferred Stock
Fernando Leonzo	$494,193	3,019,602	369,062
Robert Gunther	$418,000	2,678,672	327,393
Mahmood Khan	$698,983	3,989,624	487,621
John Romagosa	$450,500	2,815,279	344,090
Totals	$2,061,676.00	12,503,177	1,528,166

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As discussed in Item 1.01, above, we issued a total of 12,503,177 restricted shares of our common stock and a total of 1,528,166 shares of our Series C Preferred Stock in exchange for the par value thereof of $0.001 per share on February 4, 2022. The issuance and sale of these shares was exempt under Section 4(a)(2) of the Securities Act, as it consisted of a private transaction and did not involve a public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2022	LIFE ON EARTH, INC.

	By:	/s/ Mahmood Khan
	Name:	Mahmood Khan
	Title:	Chief Executive Officer